INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel: 248-952-2500
Fax: 248-952-2501


[INTERMET LOGO]


                                                                    Exhibit 99.1

                                                           NEWS RELEASE

                                                           For IMMEDIATE Release
                                                           Contact: Bytha Mills
                                                           INTERMET Corporation
                                                           248-952-2500

            INTERMET REVISES 2003 FOURTH-QUARTER AND YEAR-END RESULTS

                REVISION DOES NOT AFFECT REVENUE OR NET CASH FLOW

TROY, Mich., March 9, 2004 -- INTERMET Corporation (Nasdaq: INMT) today reported revised 2003 fourth-quarter and full-year financial results. Changes from the unaudited results announced on February 5, 2004, reflect an additional charge of $2.6 million and relate to the completion of the company's end-of-year financial audit. The charge is primarily the result of a revision to the company's provision for income taxes. The revision does not affect the revenue or net cash-flow as reported on February 5, 2004.

The revised net loss for the quarter ended December 31, 2003, is $95.4 million, or $3.73 per diluted share, instead of the previously unaudited report of $92.8 million, or $3.63 per diluted share. For the twelve-month period ended December 31, 2003, the revised net loss is $98.9 million, or $3.87 per diluted share, instead of the previously unaudited report of $96.3 million, or $3.76 per diluted share.

Revised financial statements are attached below.

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. INTERMET's strategy is to be the world's leading supplier of cast-metal automotive components. The company has approximately 6,000 employees at facilities in North America and Europe. More information is available on the Internet at www.intermet.com.

This news release may include forecasts and other forward-looking statements about INTERMET, its industry and the markets in which it operates. The achievement of forecasts, projections and strategic goals are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed. Some of these risks and uncertainties are detailed as a preface to the Management's Discussion and Analysis of Financial Condition in the company's 2002 Annual Report for the year ended December 31, 2002.

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INTERMET Corporation
March 9, 2004
Page 2


INTERMET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       Three Months Ended                Twelve Months Ended
                                                                          (Unaudited)                        (Audited)
                                                                 DECEMBER 31,     December 31,     DECEMBER 31,      December 31,
                                                                    2003             2002             2003              2002
                                                               ---------------  ---------------  ---------------  ---------------
Net sales                                                      $       183,309  $       180,478  $       731,167  $       755,737
Cost of sales                                                          173,362          165,172          667,327          683,234
                                                               ---------------  ---------------  ---------------  ---------------
Gross profit                                                             9,947           15,306           63,840           72,503

Selling, general and administrative                                     13,780            7,852           39,406           32,826
Goodwill impairment charge                                              51,083                -           51,083                -
Restructuring and impairment charges                                     9,968                -            9,968                -
                                                               ---------------  ---------------  ---------------  ---------------
Operating (loss) profit                                                (64,884)           7,454          (36,617)          39,677

Interest expense, net                                                    7,249            7,421           29,895           28,270
Other (income) expense, net                                               (645)             149           (1,959)            (161)
                                                               ---------------  ---------------  ---------------  ---------------
(Loss) income from continuing operations before
   income taxes and equity interest in a joint
   venture                                                             (71,488)            (116)         (64,553)          11,568
Income tax (expense) benefit                                           (15,539)               7          (18,536)          (2,665)
Equity interest in a joint venture                                           -              881              752            1,573
                                                               ---------------  ---------------  ---------------  ---------------
(Loss) income from continuing operations                               (87,027)             772          (82,337)          10,476
Loss from discontinued operations, net of tax:
   Loss from operations                                                 (8,399)            (342)         (16,535)          (1,954)
   Loss on sale                                                              -                -              (41)               -
                                                               ---------------  ---------------  ---------------  ---------------
(Loss) income before cumulative effect of change
   in accounting                                                       (95,426)             430          (98,913)           8,522
Cumulative effect of change in accounting, net of
   tax                                                                       -                -                -              481
                                                               ---------------  ---------------  ---------------  ---------------
Net (loss) income                                              $       (95,426) $           430  $       (98,913) $         9,003
                                                               ===============  ===============  ===============  ===============

(Loss) earnings per common share:
Basic
(Loss) earnings from continuing operations                     $         (3.40) $          0.03  $         (3.22) $          0.41
Loss from discontinued operations, net of tax                            (0.33)           (0.01)           (0.65)           (0.08)
Cumulative effect of change in accounting, net of
tax                                                                          -                -                -             0.02
                                                               ---------------  ---------------  ---------------  ---------------
(Loss) earnings per common share - basic                       $         (3.73) $          0.02  $         (3.87) $          0.35
                                                               ===============  ===============  ===============  ===============

Diluted
(Loss) earnings from continuing operations                     $         (3.40) $          0.03  $         (3.22) $          0.40
Loss from discontinued operations, net of tax                            (0.33)           (0.01)           (0.65)           (0.07)
Cumulative effect of change in accounting, net of
tax                                                                          -                -                -             0.02
                                                               ---------------  ---------------  ---------------  ---------------
(Loss) earnings per common share - diluted                     $         (3.73) $          0.02  $         (3.87) $          0.35
                                                               ===============  ===============  ===============  ===============

Weighted average shares outstanding:
   Basic                                                                25,593           25,473           25,581           25,441
   Diluted                                                              25,593           25,783           25,581           25,878


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INTERMET Corporation
March 9, 2004
Page 3



   INTERMET CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS
   (IN THOUSANDS)

                                                 DECEMBER 31,            December 31,
                                                     2003                    2002
                                               ---------------          ---------------
                                                              (Audited)
Assets:
Current assets:
   Cash and cash equivalents                   $         1,035          $         3,298
   Accounts receivable                                  86,773                   86,779
   Inventory                                            77,411                   65,456
   Other current assets                                 10,748                   24,875
                                               ---------------          ---------------

Total current assets                                   175,967                  180,408

Property, plant and equipment, net                     324,080                  332,034
Goodwill                                               165,933                  217,016
Other non-current assets                                20,704                   34,640
                                               ---------------          ---------------

Total assets                                   $       686,684          $       764,098
                                               ===============          ===============

Liabilities and shareholders' equity:
Current liabilities:
   Accounts payable                            $        80,737          $        70,933
   Accrued liabilities                                  59,542                   65,205
   Short-term line of credit                             9,992                        -
   Long term debt due within one year                    4,303                    1,567
                                               ---------------          ---------------

Total current liabilities                              154,574                  137,705

Non-current liabilities:
   Long term debt due after one year                   279,248                  278,536
   Other non-current liabilities                        90,725                   90,288
                                               ---------------          ---------------

Total non-current liabilities                          369,973                  368,824

Shareholders' equity                                   162,137                  257,569
                                               ---------------          ---------------

Total liabilities and shareholders' equity     $       686,684          $       764,098
                                               ===============          ===============
